CHESTNUT STREET EXCHANGE FUND
SPECIAL MEETING OF PARTNERS
APRIL 9, 2025 AT 10:00 AM EDT

At the Offices of the Fund at Gateway Corporate Center
223 Wilmington West Chester Pike, Suite 216, Chadds Ford, PA 19137

THIS PROXY IS SOLICITED ON BEHALF OF THE FUND'S BOARD OF MANAGING GENERAL PARTNERS

The undersigned, revoking previous proxies, if any, with respect to the shares described below, hereby appoint(s) Frederick C. Teufel, Jr., Liam Clarke, and Jillian L. Bosmann, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Chestnut Street Exchange Fund that the undersigned is/are entitled to vote at the Special Meeting of Partners to be held at the offices of the Fund at Gateway Corporate Center, 223 Wilmington West Chester Pike, Suite 216, Chadds Ford, PA 19137 at 10:00 AM on April 9, 2025 and any adjournment(s) or postponement(s) thereof on the proposals set forth below and any other matters properly brought before the Special Meeting.

Receipt of Notice of the Special Meeting and the Proxy Statement/Prospectus is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FUND'S BOARD OF MANAGING GENERAL PARTNERS RECOMMENDATIONS.

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding Availability of Proxy Statement/Prospectus for the Special Meeting to be held on April 9, 2025. This Proxy Statement/Prospectus is available on the following website: https://web.viewproxy.com/chestnutSpecialMeeting/2025

The Fund's Board of Managing General Partners recommends you vote FOR the following proposals.

Please mark your votes like this: ☒

1. Approval of Agreement and Plan of Reorganization, providing for (i) the acquisition by a newly created series of The RBB Fund, Inc., SGI Enhanced Market Leaders ETF, of all of the assets and assumption of the liabilities of the Chestnut Street Exchange Fund, in exchange solely for shares of the SGI Enhanced Market Leaders ETF; (ii) the pro rata distribution of such shares to the partners of the Chestnut Street Exchange Fund; and (iii) the complete liquidation and dissolution of the Chestnut Street Exchange Fund.

   ☐ **For** ☐ **Against** ☐ **Abstain**

2. Approval to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

   ☐ **For** ☐ **Against** ☐ **Abstain**

NOTE: This proxy should be marked, dated and signed by each partner exactly as such partner's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signatory is a partnership, please sign in the partnership name by authorized person.

Date: ______________________________

____

Signature of Partner (Title(s) if applicable)

____

Signature of Partner (Title(s) if applicable)

CONTROL NUMBER

→ [   ]

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

If possible, please vote by phone or internet to ensure that your vote is received and registered in time for the meeting on April 9, 2025. If you vote your proxy by phone or internet, you do NOT need to mail back this proxy card.

CONTROL NUMBER

→ [   ]

EVERY PARTNER'S VOTE IS IMPORTANT!

VOTE THIS PROXY CARD TODAY
THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:



INTERNET

Vote Your Proxy on the Internet:

Go to

www.AALvote.com/CHNT

Have your proxy card available when you access the above website. Follow the prompts to vote your proxy.



TELEPHONE

Vote Your Proxy by Phone:

1 (866) 804-9616

Use any touch-tone telephone Have your proxy card available when you call. Follow the voting instructions to vote your proxy.



MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone